UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No. )

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Goldman Sachs Middle Market Lending Corp. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject Line: Goldman Sachs Middle Market Lending Corp. II – Action Needed on Your Investment

Hello,

I hope this message finds you well.

I am the representative from Broadridge who coordinated the mailing to all shareholders of Goldman Sachs Middle Market Lending Corp. II. As a valued shareholder, I am writing to request your participation in the upcoming Goldman Sachs Middle Market Lending Corp. II Annual Meeting of Stockholders.

The Annual Meeting of Stockholders was adjourned to June 18, 2025. As of the date of this email, we have not received voting instructions for your account. Your participation makes a meaningful difference in our ability to conduct business and hold the meeting.

Voting online is quick and easy, only taking a few moments.

The control number listed below represents the following account:

Control Number:

To cast your vote, please follow these simple steps:

1.	Log in to www.proxyvote.com and enter your control number provided above.

2.	Review the details of the proposal, including any supporting materials and recommendations from the board.

3.	Cast your vote by selecting your choice and following the provided instructions.

The voting deadline is June 17, so please act promptly to ensure your voice is heard.

Your participation in this vote is greatly appreciated.

Kind Regards,